UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Jude Medical Drive

St. Paul, MN 55117
(Address of principal executive offices and zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of St. Jude Medical, Inc. (the “Company”) held on May 7, 2010, the shareholders voted on (i) the election of three director nominees (Proposal 1), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2010 (Proposal 2); and (iii) a shareholder proposal asking the Board of Directors to issue a sustainability report (Proposal 3).  The results of the votes are set forth below:

Proposal 1 – The shareholders voted in favor of the election of each of the three nominated individuals to serve as Directors until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Directors	For	Against	Abstain	Broker Non-Votes
Stuart M. Essig	247,884,427	5,354,314	70,806	30,025,559
Barbara B. Hill	249,803,097	3,434,852	71,598	30,025,559
Michael A. Rocca	248,062,189	5,172,066	75,292	30,025,559

Proposal 2 – The shareholders voted in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

For	Against	Abstain
273,674,121	9,346,436	314,549

Proposal 3 – The shareholder proposal requesting that the Board of Directors issue a sustainability report was not approved by the shareholders.

For	Against	Abstain	Broker Non-Votes
81,250,709	108,531,023	63,527,815	30,025,559

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: May 7, 2010	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Corporate Secretary